Exhibit 99.1

KULR TECHNOLOGY PARTNERS WITH GAMMA TECHNOLOGIES

•      KULR to Integrate Gamma Technologies’ GT-SUITE Multi-Scale Multi-Physics Simulation Platform into the Company's Holistic Suite of Products and Services

•      Enhancement Allows KULR’s Engineering Team to Create Next Generation Battery Designs for the eVTOL and EV Markets

SAN DIEGO / GLOBENEWSWIRE / October 27, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform accelerating the electrification of the circular economy, today announced a strategic partnership with Gamma Technologies, a global leader and innovator in multi-physics system simulation software.

Through the partnership, KULR will integrate Gamma Technologies’ GT-SUITE multi-scale, multi-physics analysis platform into the Company’s robust, holistic suite of products and services. GT-SUITE’s simulation capabilities enable engineering teams to create highly optimized, next generation battery designs, and in doing so, allows KULR to ensure its customers have access to state-of-the-art solutions.

“Analysis has always been the backbone of design improvement,” said KULR’s Director of Engineering, Dr. William Walker. “However, moving away from single physics models and into the realm of multi-physics models allows for endless possibilities when it comes to design improvement and product performance enhancement. KULR is excited to expand our capabilities with Gamma Technologies’ industry-leading simulation platform.”

“We are excited to be working with battery safety industry leader, KULR, as we focus in on the critical needs of the eVTOL industry,” said CRO of Gamma Technologies, Chris Walsh. “Modern rotorcraft designs have an extremely thermally demanding mission profile that includes power intensive flight segments for which deep analysis early in the design process is required.”

KULR will utilize GT’s electrochemical simulation solution, GT-AutoLion3D, on the GT-SUITE platform. The integrated solution will be used to deliver cell and pack-level aging and cycling models.

KULR recently participated in the 2022 GT Technical Conference, where Dr. Walker delivered a keynote lecture titled, “Test and Analysis-Driven Approach to Design of Safe and Reliable Battery Systems.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

About Gamma Technologies Inc.

GT develops and licenses GT-SUITE, a leading multi-physics CAE simulation software. GT-SUITE includes a complete library of physics-based modeling templates covering fluid flow, thermal systems, mechanics, electrics, magnetics, chemistry, and controls. It supports the entire development cycle from concept to validation. GT-SUITE applications include a wide variety of engineering systems such as conventional and hybrid vehicles, powertrains, engines, motors, compressors, catalysts, acoustics, cooling, thermal management, HVAC, hydraulics, lubrication, multi-body mechanics and much more.

GT also develops GT-AutoLion, the leading lithium-ion battery simulation software used by battery suppliers and OEMs for both 1D and 3D battery analysis and design. It is a predictive, physics-based simulation tool that models battery electrochemical processes. The integration of GT-AutoLion and GT-PowerForge into GT-SUITE further enhances this leading platform for full xEV analysis. Additional information is available at www.gtisoft.com

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time.  In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or Matt Glover
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:

Chesapeake Group

Main: (410) 825-3930

info@chesapeakegp.com